UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 8, 2018, SAExploration Holdings, Inc. (the “Company”) entered into a warrant agreement (the “Warrant Agreement”) with Continental Stock Transfer and Trust Company, as warrant agent. In connection with the mandatory conversion of the Company’s Mandatorily Convertible Series B Preferred Stock (the “Mandatory Conversion”) and pursuant to the Warrant Agreement, the Company issued 14,098,370 warrants (the “Series D Warrants”), which give the holder the right to purchase up to an aggregate of 14,098,370 shares of the Company’s common stock, with a par value of $0.0001 per share (the “Common Stock”) at an initial exercise price of $0.0001 per share, subject to adjustment pursuant to customary anti-dilution provisions. The Series D Warrants may generally be exercised at any time and from time to time.

Until such time as the Series D Warrants and the shares of Common Stock issuable upon exercise of the Series D Warrants are registered under the Securities Act of 1933, they will be subject to restrictions on transfer.

The summary of the Warrant Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Warrant Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the Series D Warrants is incorporated into this Item 3.02 by reference.

On March 6, 2018, the Company issued 4,491,674 shares of common stock, par value $0.0001 (the “Conversion Shares”) and on March 8, 2018, the Company issued 14,098,370 Series D Warrants in connection with the Mandatory Conversion in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Following the Mandatory Conversion, there were 14,913,837 shares of Common Stock outstanding.

Pursuant to the Warrant Agreement, each Series D Warrant gives the holder thereof the right to purchase one share of Common Stock, subject to certain exceptions, including a limitation on the ability of certain holders to exercise a Series D Warrant if it would cause such holder to beneficially own in excess of 9.99% of the outstanding Common Stock. The Series D Warrants have an initial exercise price of $0.0001 per share of Common Stock, subject to customary anti-dilution provisions. Upon a change of control or redemption of all of the outstanding 8.0% Cumulative Perpetual Series A Preferred Stock by the Company, the Company may cause each Series D Warrant to be exercised, subject to certain exceptions, and limitations (including a limitation on the ability of the Company to cause each Series D Warrant to be exercised if it would cause the holder thereof to beneficially own in excess of 9.99% of the outstanding Common Stock).

Each beneficial owner of a Series D Warrant shall be entitled to any dividend, whether payable in cash, in kind or other property, that would be distributed to such beneficial owner if such beneficial owner’s Series D Warrants had been converted in full into shares of Common Stock immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend.

The Conversion Shares and Series D Warrants were issued only to holders (1) who are (x) “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, or (y) “accredited investors” as defined in Regulation D (“Regulation D”) of the Securities Act, in each case, in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9), Section 4(a)(2) and/or Regulation D and (2) outside the United States, who are not “U.S. persons,” as defined in Regulation S (“Regulation S”) under the Securities Act, in offshore transactions in reliance upon the exemption from the registration requirements of the Securities Act provided by Regulation S. The Company will not receive any cash proceeds from the issuance of the Conversion Shares or Series D Warrants.

This report shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Conversion Shares and Series D Warrants have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 5.03 regarding the amendment (the “Charter Amendment”) to the Third Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the amendment (the “Bylaws Amendment”) to the Second Amended and Restated By-laws of the Company (the “Bylaws”) are incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in Item 5.02 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2018, the Company established a long-term incentive equity plan for the Company’s directors, officers, employees, consultants and advisors and those of the Company’s subsidiaries entitled the SAExploration Holdings, Inc. 2018 Long-Term Incentive Plan (the “Plan”).

On January 26, 2018, the Plan was approved by the written consent of the Company’s stockholders holding a majority of the outstanding shares of Common Stock entitled to vote as of January 26, 2018. The Plan became effective on March 5, 2018, which was twenty calendar days following the date that a definitive Information Statement on Schedule 14C was sent to stockholders who did not execute the written consent approving the Plan, among other things.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2018, the Board of Directors of the Company authorized the Charter Amendment to (1) increase the authorized number of shares of the Company’s capital stock to 201,000,000 shares, divided into (a) 200,000,000 shares of Common Stock and (b) 1,000,000 shares of preferred stock, with the par value of $0.0001 per share; and (2) include each of Whitebox Advisors LLC, BlueMountain Capital Management, LLC, and Highbridge Capital Management, LLC as a Principal Stockholder (as defined in the Charter) and provide that each Principal Stockholder shall have the right to designate one director nominee for our Board of Directors for so long as such Principal Stockholder holds more than 9% of our outstanding Common Stock.

On January 26, 2018, the Board of Directors of the Company authorized the Bylaws Amendment to (1) include each of Whitebox Advisors LLC, BlueMountain Capital Management, LLC, and Highbridge Capital Management, LLC as a Principal Stockholder (as defined in the Bylaws) and (2) update instances in the Bylaws that required a Principal Stockholder to own 10% of the Company’s outstanding Common Stock to now require a Principal Stockholder to own 9% of the Company’s outstanding Common Stock.

On January 26, 2018, the Charter Amendment and Bylaws Amendment were approved by the written consent of the Company’s stockholders holding a majority of the outstanding shares of Common Stock entitled to vote as of January 26, 2018. The Charter Amendment became effective upon filing with the Secretary of State of the State of Delaware on March 5, 2018. The Bylaws Amendment became effective on March 5, 2018, which was twenty calendar days following the date that a definitive Information Statement on Schedule 14C was sent to stockholders who did not execute the written consent approving the Charter Amendment and the Bylaws Amendment, among other things.

The summaries of the Charter Amendment and Bylaws Amendment set forth in this Item 5.03 do not purport to be complete and are qualified in their entirety by reference to the text of the Charter Amendment and Bylaws Amendment, copies of which are being filed hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation.

3.2	Amendment No. 1 to the Second Amended and Restated By-laws.

10.1	Warrant Agreement, dated as of March 8, 2018 between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2018	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary